THIS OFFERING STATEMENT IS MADE PER FORM 1 - A

PRELIMINARY OFFERING CIRCULAR DATED: ______________

EPIC MEDICOR CORPORATION

$1,000,000

50,000 INVESTMENT UNITS

100 Units Minimum Purchase

Epic Medicor Corporation, a Colorado corporation, is a development stage company whose purpose is to design, develop, manufacture, distribute and sell footwear. Its temporary principal address is 109 E 17th Street, Suite 4375, Cheyenne, WY 82001, phone number (307) 663-9874, and its accounting and financial offices are located at 1623 Tradewinds Lane, Newport Beach, CA 92660.

Our officers and directors are offering on a best efforts basis 50,000 Investment Units at $20 per Unit (minimum purchase of 100 Units) and there is no minimum number of Units to be sold. Each Unit consists of 100 shares of Common Stock, 100 Series A Warrants, 100 Series B Warrants, 100 Series C Warrants and 100 Series D Warrants. Each warrant of each series of warrants is to purchase 1 share of common stock at a strike price of $0.075, $0.10, $0.15, and $0.20 respectively and are to be exercised within 24, 36, 48 and 60 months, respectively. The offering of the common stock underlying the warrants is a continuous offering. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement. The offering will end on or before December 31, 2016. See "Description of Securities."

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The Company's board of directors may issue all or part of the Units, in the exercise of its discretion, for non-cash consideration from independent third parties, officers, directors or affiliated persons. There is no limit on the amount of units that may be issued in exchange for non-cash consideration. Non-cash consideration is limited to include the cancellation of indebtedness for debts validly incurred, the license of or purchase of technology, products, brand names, synergistic products and for money loaned, advanced, or incurred on behalf of the Company. The warrants may be exercised for cash or the cashless exchange of the Company's common and/or preferred stock. The exchange rates of the common or preferred stock would be determined by the board of directors at the time of the exchange based on the market value of the common stock or the reasonable and fair value of the common stock as determined by the board of directors at the time of the exchange. See "Summary - Non-Cash Consideration."

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Number of Units	Price To Public(1)	Commissions(2)	Proceeds to Company(3)
Per Unit :	1	$20.00	$2.00	$18.00
Minimum :	N/A	N/A	N/A	N/A
Maximum :	50,000	$1,000,000	$100,000	$900,000

(1)The securities are offered for cash and/or non-cash consideration, and may be sold to officers, directors and/or affiliates of the company.

(2)The offering is being made by our Officers and Directors on a best efforts basis and they will receive no remuneration. A commission of 10% may be paid to members of the National Association of Securities Dealers, Inc. ("NASD") for cash sales made by member broker-dealers. A three percent (3%) Due Diligence fee may be paid to selected NASD members in their capacity as Selling Agents.

(3)Before deducting the Company's registration and distibution expenses estimate at $50,000.

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SUMMARY

The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and Financial Statements and notes thereto, appearing elsewhere in this Offering Circular.

Company

We are a development stage company that designs, develops, manufactures, distributes footwear products.

Reports To Investors

The Company will furnish annual reports to its shareholders which may include audited or un-audited annual financial statements. The Company will prepare un-audited quarterly financial statements and periodic progress reports to shareholders upon request. The Company is not a reporting company under the Exchange Act of 1934, as amended. The Company's Common Stock is not currently listed on any quotation service.

The Offering

This is a best efforts offering under Section 3(b) of the securities act of 1933, as amended, (the Act), being made by our officers and directors for which they will not otherwise be compensated by commissions, fees, or otherwise. Interested Broker Dealers, Members of the National Association of Securities Dealers Inc. (NASD) may enter into a selling agreement for which we anticipate paying a cash commission of 10% of the aggregare sale and providing the NASD firm unaccountable expenses, as provided by the NASD Rules. Units may be sold to officers, directors andor affiliates of the Company.

Time Period

The Units are being offered for cash and non-cash consideration until sold or December 30, 2016, the first to occur.

Price

Twenty dollars ($20.00) per Unit for a total of 50,000 Units for an aggregate of $1,000,000, represented by cash or non-cash consideration, solely determined in value by Management in its best business judgment.

Non-cash Consideration

The Company's board of directors may issue all or part of the Units, in the exercise of its discretion, for non-cash consideration from independent third parties, officers, directors or affiliated parties. There is no limit on the amount of units that may be issued in exchange for non-cash consideration. Non-cash consideration is limited to include the cancellation of indebtedness for debts validly incurred, the license of or purchase of technology, products, brand names, synergistic products and for money loaned, advanced, or incurred on behalf of the Company. At the current time other than our current debt no other non-cash consideration has been identified. The acceptance of non-cash items will be evaluated by the board of directors on any basis which the board deems appropriate and fulfills their responsibilities as directors. The aggregate value of non-cash consideration will be established by bona fide sales of that consideration made within a reasonable period of time, or, in the absence of sales, on the fair value or reasonable value as determined by the board of directors as a prudent purchaser.

The extent that Units are sold for non-cash consideration the Company reduces the amount of funds it will receive to be used for paying for operational costs and for advertising and marketing of its products which will have a material effect on the Company's growth.

The impact on not receiving cash from the sale of Units in whole or in part will not impair the Company's ability to operate at its current development stage. The offering is to reduce debt and increase equity, provide funding with cash sales and the exercise of warrants and provide for the acquisition of technology and fund joint ventures with third parties to provide marketing and sales of the Company's products.

Units

Each Unit consists of 100 shares of Common Stock together with 100 Series A Warrants, 100 Series B Warrants, 100 Series C Warrants, and 100 Series D Warrants. Each warrant in each series can be exercised into one share of common stock. The exercise price for the Warrants is $0.075, $0.10, $0.15 and $0.20 per share, respectively (cash or non-cash consideration). The expiration dates are 24, 36, 48 and 60 months, respectively from the date the Offering Statement will be qualified upon order of the Commission or by the operation of the terms of Regulation A (the "Expiration Dates"), unless the Expiration Dates are extended by the Company. The offering of the common stock underlying the warrants is a continuous offering. See OFFERING AND DISTRIBUTION

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Warrants

The warrants may be exercised for cash or the cashless exchange of the Company's common and/or preferred stock. The exchange rates of the common or preferred stock would be determined by the board of directors at the time of the exchange based on the market value of the common stock or the reasonable and fair value of the common stock as determined by the board of directors at the time of the exchange. The exercise of the warrants will dilute the existing shareholders of the company, and the exercise of warrants with an exchange of the Company's common or preferred stock will result in further dilution of shareholders and fail to provide additional capital to the Company,

Common Stock - Before Offering

5,000,000 shares

Common Stock - After Offering

10,000,000 shares, excluding the exercise of the Series A through Series D Warrants.

Estimated Value of Offering

$1,000,000 upon the sale of 100% of the Units (before the exercise of the Series A through Series D Warrants).

Use of Proceeds

Will be used to reduce debt, pay for general and administrative expenses, marketing, advertising and product promotion.

Dividends

We do not currently anticipate paying cash or stock dividends.

Risk Factors

Our securities involve a high degree of risk including substantial and immediate dilution. See "Risk Factors" Section

Stock Pricing

The offering price of our securities has been arbitrarily determined by our directors and bears no relationship to the assets, book value, earnings, or net worth (current or anticipated).

Market for Common Stock

There has been no market for our securities prior to the Offering, and no assurance can be given that any such market will develop or be maintained.

Certain Relationships

Investors should be aware of the following relationships: Ronald S. Tucker and Leticia I. Tucker, officers, directors and shareholders of the Company are also officers, directors, and majority shareholders of EPIC Corporation, the parent of the Company.

RISK FACTORS

In addition to the other information in this Offering Circular, prospective purchasers of the Units offered hereby should consider carefully the following factors in evaluating the Company and its business.

The Company Has Limited Operating History

Our company is a development stage company. Its limited operating history includes the development of shoe insoles made from AcuFAB® and the identification of market segments for those products, and the distribution of a large number of samples to consumers and obtaining their testimonials. The Company has not been able to penetrate the market segments because of the lack of experience and contacts within footwear market segments. See HISTORY AND BUSINESS-Plan of Operation

The Company Requires Capital For Marketing and Advertising

The Company has no working capital to conduct Marketing and Advertising in the market segments identified by the Company. We must raise substantial capital to operate the company and to market and to advertise the Company's products and there is no assurance the Company will be able to raise such capital from this offering or the exercise of warrants. See HISTORY AND BUSINESS, Business Description.

Lack of Management Experience in Marketing And Selling In Its Market Segments

The two officers and directors of the Company have no experience in marketing and selling the Company's products in the identified market segments. See HISTORY AND BUSINESS, Business Description.

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The Company has a single source of AcuFAB® fabric

The textile mill that produces the AcuFAB® fabric is a sole source of supply, but the AcuFAB® insoles can be made by many contract sewers.

The Company Lacks of Significant Revenues

We are a development stage company and since September 2010, have generated no sales of from any products. The Company will not experience significant revenues until it is able to engage with parties with experience in the Company's identified market segments. See HISTORY AND BUSINESS - BUSINESS DESCRIPTION and PLAN OF OPERATION.

The Company Can Sell Units For Non-Cash Consideration

The Company's board of directors may issue all or part of the Units, in the exercise of its discretion, for non-cash consideration from independent third parties, officers, directors or affiliated parties. There is no limit on the amount of units that may be issued in exchange for non-cash consideration. Non-cash consideration is limited to include the cancellation of indebtedness for debts validly incurred, the license of or purchase of technology, products, brand names, synergistic products and for money loaned, advanced, or incurred on behalf of the Company. The Company anticipates the sale of 25,000 Units in the discharge of $500,000 of its corporate indebtedness.

The extent that Units are sold for non-cash consideration the Company reduces the amount of funds it will receive to be used for paying for operational costs and for advertising and marketing of its products which will have a material effect on the Company's growth.

The warrants may be exercised for cash or the cashless exchange of the Company's common and/or preferred stock. The exchange rates of the common or preferred stock would be determined by the board of directors at the time of the exchange based on the market value of the common stock or the reasonable and fair value of the common stock as determined by the board of directors at the time of the exchange. The exercise of the warrants will dilute the existing shareholders of the company, and the exercise of warrants with an exchange of the Company's common or preferred stock will result in further dilution of shareholders and fail to provide additional capital to the Company. See SUMMARY-Non-cash Consideration and SUMMARY-Warrants.

The Company's Need for Additional Financing

Cash proceeds from the exercise of Warrants may not provide the Company with sufficient funds to conduct marketing and advertising activities. To obtain $100,000 in cash for marketing and advertising activities the Company must sell at lease 5,000 Units for cash. There can be no assurance that additional capital will be available on terms favorable to us, if at all. See USE OF PROCEEDS, CAPITALIZATION and DILUTION.

The Company Is Subject To Conflicts of Interest

Possible conflicts of interest may arise in the operation of the Company with decisions made by the Officers and Directors of the Company which may contrary to the best interests of the Company. Such conflicts would be because the Company's Directors and Officers are also the Directors and Officers of the Company's parent corporation.

The Company's Exclusive Sub-License to sell the AcuFAB® insoles in Norther America for consumer and consumer healthcare market segments was entered into with the RX Healthcare Systems, Ltd., an affiliate and related party, of the Company. The terms and value of the license were not negotiate at arm's length. The one time license fee $500,000 is to be paid to RX Healthcare. The Company is also to pay a 10% royalty for the net sales of the AcuFAB® insoles to RX Healthcare.

In order to resolve conflicts of interest on issues involving the Company and its affiliates, the issues between the Company's affiliates will be determined, after full disclosure, by a good faith vote of disinterested members of the Company's board of directors or shareholders that the issue was fair, just and reasonable as to the Company at the time it was authorized, approved and ratified by the Company's board of directors.

Ronald S. Tucker and Leticia I. Tucker are the control persons of the issuer, RX Healthcare and EPIC Corporation, the Company's sole shareholders.

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Our counsel has furnished, and in the future may furnish, legal services to possible affiliates. There is a possibility that in the future the interests of the various possible affiliated parties may become adverse as described in the Code of Professional Responsibility of the legal profession, and counsel may be precluded from representing one or all of such parties. If any situation arises in which the interests of the Company appear to be in conflict with those of its respective affiliates, additional counsel may be retained by one or more of the parties to assure that the interests of the Company are adequately protected.

There Is No Market for Securities

The Units and the securities constituting them pursuant to this offering are not restricted, but there is no present market being made in the Common Stock, or any of the Series of Warrants to be issued by the Company. As a result, purchasers of Units may not be able to liquidate their investments if there is an emergency. There is no guarantee a market will be made in the Common Stock or Warrants of the Company. Consequently, the purchase of the Units should only be considered as a long-term investment.

The Company Faces Significant Competition

We will compete with other larger well-established companies with greater financial resources and well established channels of distribution in the market segments in which the Company wants to engage. The competition may be able to prevent the Company from effectively becoming engaged in those markets.

The Offering Price Has Been Arbitrary Determined

The initial public offering price of the Units has been arbitrarily determined by us and does not or will not necessarily bear any relationship to the assets, book value, earnings, or our net worth or any other recognized criteria of value. Although the factors considered in determining the offering price included the general condition of the securities market, evaluation of prospective products, the prospects of the industry in which the Company is engaged, and sales and other financial projections of the Company, these factors are very subjective and we make no representations as to any objectively determinable value of the Units offered hereby. There is no assurance the Units offered hereby can be resold at the offering price, if at all.

In determining the offering price, we considered our desire to (i) conduct the Offering in a manner that will achieve the widest distribution of the Common stock; (ii) provide liquidity in the Common Stock subsequent to the Offering; (iii) and comply with the minimum per share requirement of NASD. See PLAN OF DISTRIBUTION-Stock Pricing and Number of Units to be issued.

Investor will Experience Immediate Dilution

Investors in this Offering will experience immediate dilution of the net tangible book value of $0.144 if 25,000 Units are sold; $0.1234 if 37,500 Units are sold and $0.108 if 50,000 Units are sold per share or 72%, 61.7%, and 54%, respectively, of the offering price. See DILUTION

The Company Is Under The Control Of The Existing Stockholder

EPIC Corporation now and after the Offering will own a controlling interest. Accordingly, it would be able to elect a majority of our directors and to determine the outcome of the corporate actions requiring stockholder approval, regardless of how other stockholders of the Company may vote. The beneficial owners of EPIC are Ronald S. Tucker and Leticia I.Tucker who are the officers and directors of EPIC and the Company. See BENEFICIAL OWNERSHIP.

The Possible Effect Of "Penny Stock" Rules On Liquidity Of The Company

Our securities may become subject to certain rules and regulations promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 (the "Penny Stock Rules") which impose strict sales practice requirements on broker/dealers which sell such securities to persons other than established customers and certain "accredited investors." For transactions covered by the Penny Stock Rules, a broker/dealer must make a special suitability determination for the purchaser and have received the purchaser"s written consent for the transaction prior to sale. Consequently, such rule may affect the ability of broker/dealers to sell the securities and may affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

The Penny Stock rules generally define a 'penny stock" to be any security not listed on an exchange or not authorized for quotation on the NASDAQ Stock Market and has a market price (as therein defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker/dealers involving a penny stock (unless exempt), the rules require delivery, prior to a transaction in a penny stock, of a disclosure document relating to the market for the penny stocks. Disclosure is also required to be made about compensation payable to both the broker/dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

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The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on an exchange or quoted on the NASDAQ Stock Market and have certain price and volume information provided on a current and continuing basis or if the Company meets certain minimum net tangible asset or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from the Penny Stock Rules. In any event, even if the Company's securities were exempt from the Penny Stock Rules, they would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker/dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely affected.

There may be changes in Market Conditions and Securities Regulation

The stock market conditions may change and the Securities Exchange Commission and the State Regulators may change the regulations in a manner that makes it unfeasible to arrange for public offerings.

The Company's Directors Are Able To Issue Blank Check Preferred Stock

The Company's Articles of Incorporation provide the directors with the ability to establish one or more series of preferred stock with any rights preferences and privileges which the directors of the Company deem proper in the exercise of their reasonable judgment without the authority or approval of the Company's shareholders. The board of directors may establish one or more series of preferred shares with preferences that may reduce the value of the common stock of the Company. See DESCRIPTION OF CAPITAL STOCK.

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HISTORY AND BUSINESS

CORPORATE AND CAPITALIZATION HISTORY

We were incorporated in the state of Colorado on December 25, 2010, and are a majority owned subsidiary of EPIC Corporation (OTC: EPOR) ("EPIC") which is a record and beneficial owner of 5,000,000 shares of our common stock representing 100% of the issued and outstanding securities. The Company since its inception has been and currently is a development stage company. Its business activity has been in the development of footwear and other healthcare products.

The executive offices are located at 109 E. 17th Street, Suite 4375, Cheyenne, WY 82001, telephone (307) 663-9874. The accounting and financial offices are located at 1623 Tradewinds Lane, Newport Beach, CA 92660, telephone (949) 548-7005.

The Company was incorporated by EPIC under the name "Somnus Corporation," and on December 31, 2010 issued EPIC 5,000,000 shares of its common stock for cash of $10,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended ("Act"). Then on March 14, 2011, the name was changed to "Tensleep RX Corp" and on January 5, 2012, was again changed to "Tensleep Global Corp" and finally on January 22, 2012, the name was changed to "EPIC Medicor Corporation."

BUSINESS HISTORY

In 2011, a major textile mill was engaged to reverse engineer a specialty fabric. In October 2011, the development project was complete and in December 2011, EPIC received the first production run of the industrial and medical textile called AcuFAB®. EPIC and the Company, from 2012 to the present, have made several products from AcuFAB® and provide these products to potential users and have given testimonials. During this time EPIC obtained research about its AcuFAB® products and potential market segments for those products.

An application for a Trademark for ACUFAB and ACUPAD was filed on June 27, 2012, by Ronald S. Tucker. The Trademark ACUFAB was registered on February 19, 2013, to Ronald S. Tucker (Reg. No. 429843) in the United States and on January 23, 2013 (Reg. No. 3143797) internationally. The ACUPAD Trademark was not registered.

On December 3, 2012, a Design Patent was filed with the US Patent Office for AcuFAB® as an Industrial and Medical Textile by Ronald S. Tucker. On April 1, 2014, a Design Patent was issued to Ronald S. Tucker (Patent No. US D 701,701 S) by the US Patent Office. Ronald Tucker is the Official Owner, but he unofficially assigned all his rights titles and his interests in the Design Patent to the Tensleep Trust, an Isle of Man Discretionary Irrevocable Trust, for no consideration. Tensleep Trust was formed by R Tucker & Associates, Inc., in July 2013, which in turn granted a worldwide exclusive license to EPIC Health Plc, an Isle of Man Corporation.

On March 1, 2014, in a Memo of Agreement-Liquidation ('Memo$#139;) EPIC Health Plc, and pursuant to the Memo,Tensleep Trust through R Tucker & Associates, Inc., its Trustee and the Company entered into an Exclusive License Agreement ("License") on April 28, 2014, where the Company would have the exclusive rights to distribute AcuFAB® and its products in North America to medical and healthcare market segments and this agreement provided for the License Agreement be considered executed as of October 1, 2013. The License gave the Company the exclusive right to sell AcuFAB® and AcuFAB® products to established medical and healthcare market segments.

The Company under the License had the right to purchase AcuFAB® products fabricated by EPIC, fabricate the AcuFAB® products from fabric purchased from EPIC, to distribute the AcuFAB® products to distributors, wholesalers and retailers, to sell the AcuFAB® products directly through established websites, and sublicense to third parties.

The Company in consideration for the license was to pay a one-time license fee of $1,000,000 in cash or it could pay the fee in all or part with registered securities. In addition the license provided for the payment of one half of any sub-license one time license fee; and a royalty of 10% of Company's net sales of the AcuFAB® products. The one time license fee of $1,000,000, one half of any sublicense fee and the royalty was to be paid to EPIC Corporation. Tensleep Trust is a discretionary irrevocable trust and R Tucker & Associates is the Settlor became the Trustee when the original trustee was dissolved.

On March 31, 2015, the Company entered into an agreement with RX Healthcare Systems, Inc. ("RX Healthcare") to transfer the License to RX Healthcare in exchange for that company's assumption or the $1,000,000 license fee to EPIC and the payment of $20,000 by the issuance of 800 RX Healthcare Qualified Investment Units consisting of 80,000 shares of RX Healthcare common stock and 80,000 each of RX Healthcare's Series A, B, C and D Warrants.

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On March 31, 2015, RX Healthcare issued an exclusive license to the Company for North America for the manufacture of insoles made with AcuFAB® which are use in shoes or outside of shoes and the other rights defined herein (all being referred to herein as the "Licensed Rights"). In exchange for the License Rights the Company is to pay RX Healthcare $500,000 in cash or in qualified common stock. The obligation is to be carried on the Company's books as a contract liability. In addition to the one time license fee, the Company is to pay RX Healthcare a Royalty of 10% on the net sales of insoles.

BUSINESS DESCRIPTION

AcuFAB® is a unique acupressure spacer fabric. Spacer fabrics are referred to as three-dimensional textile fabric because of their design and architecture. A space fabric consists of a top and bottom textile held together by equidistant rigid spacer fibers. The ridged spacer fibers provide the spacer fabric with two important qualities. One being a micro-climate and the other being pressure resistant or mechanical. The spacer fibers are synthetic multi fibers that are heat treated to become rigid. The rigid spacer fibers like Polyester multi fibers provide the foundation for the microclimate and pressure resistance qualities. The rigid space fibers are made up of multiple fibers to ensure that a directed transport of fluids is possible. The modification of the surface textiles by making holes or a loose weave of the materials allow them to support the transport of fluids and makes the transport of heat possible. It is the transport of fluids and heat through the surface textiles and over and around the rigid space fibers that creates a microclimate. Polyester multi fibers are good to direct fluid transport due to its low water absorption rate of 0.2-0.05 mass percentage and water holding of 3-5% and when heated they provide the pressure resistance.1

The Pressure resistance and microclimate qualities of spacer fabrics provide excellent air-permeability and thermoregulation that prevents sweating and overheating of the skin. They can be used as compression bandages, supports for the prevention of pressure sores in beds and operating rooms, for decreasing pressure peeks in bed coverings, for shoes, or operating tables, for wheel chairs and prevention of chronic wounds.2

1. Eiser P. Harch K. Wigger-Alberti (eds): Textiles and the Skin. Curr Probl Dermal. Basel, Karger, 2003, vol 31, pp 82 - 97; "Functional Textiles in Prevention of Chronic Wounds, Wound Healing and Tissue Engineering" U. Wollina, Department of Dermatology and Dermatological Alergology, The Friedrich Schiller University of Jena; M. Hide, W. Muller-Litz, D. Obenauf, Textile Research Institute Thuringia-Vogtland e.V., Greiz, Germany; and J. Ashcan, PO Box 37, Kenmore, Qld, Australia

2. Ibid. Danish Medical Bulletin - No. 1 February 2008. Vol. 55 pages 72-77, "Advanced Textile Materials and Biopolymers in Would Management" by Salving Pertly, Doctor (Technological Sciences), AssociatedProfessor
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EPIC and the Company for over two years have been developing products made with AcuFAB®, identifying market segments for those products, attempting to develop brand awareness by distributing samples, obtaining testimonials from users of the products, and identifying methods of distribution for those products. It has been during this time that we have learned that AcuFAB® is a unique space fabric that can be used to make many established products that can be sold in healthcare, and consumer markets.

EPIC and the Company have developed www.acufab insoles.com to sell insoles. The result has been limited cash sales due to lack of funds for marketing and advertising.

AcuFAB® as a space fabric has a unique and proprietary design and architecture. Unlike typical spacer fabrics which have a top and bottom fabric, the AcuFAB® has no top. Its architecture consists of 100% polyester yarn knitted into alternating ridges and channels both of which form the bottom. The ridges are rigid spacer fibers which provide limited pressure points against the bodies surface tissues. The ridges provide a pressure resistance and a directed transport of fluids from the body surface tissues and make possible the transport of heat. There is no top to restrict air flow. With no top and being a knitted fabric there is significant natural air permeability. It is the transport of fluids and heat through the channels and around the ridges that creates a microclimate. The ridges are also designed to apply pressure against the acupressure points giving a natural gentle massage effect. The ridges never lose their shape, cave in or matt. The channels apply no pressure against the body's surface tissues allowing for micro-climate features with natural air-permeability preventing overheating and sweating of the skin. This means more blood carrying oxygen reaches the body's surface tissues and there is a natural air flow within the fabric that helps maintain a more temperate body temperature. Another feature for the AcuFAB® acupressure spacer fabric is that it is machine washable and machine dry-able.

The AcuFAB® Insoles are unique, new, and a simple approach that gives comfort while it reduces foot fatigue. On the back of the insoles is a 100% polyester foam to kept the insoles from slipping and provide more cushion. The insoles are machine washable and machine dry-able.

Market

During the last 3 years we have identified several market segments for insoles. These are substantial, existing market segments in which we are making contacts with manufacturers of products who could use AcuFAB® insoles in their shoes. The Company is also making contacts with third-party companies and individuals that distribute and sell insoles.

Research And Development, Environment

The Company has spent no amount of cash or other consideration for research and development and has incurred no such costs. Our operations will have no effect on the environment which would require us to comply with any environmental laws.

Government Regulation

We are not and do not plan to conduct any business or sell products that would require government or FDA regulation.

Employees And Labor Relations

The Company has one full time and one part time employee and is not subject to any labor contracts.

Material Shortages

EPIC Corporation purchases the AcuFAB® fabric from the textile mill that developed the fabric and because of the special technology and know-how of the mill, it is our sole source of supply for the fabric. The mill is a long established, stable and financially strong textile mill. The fabric is made of 100% polyester which is purchased by the mill. They purchase large quantities of polyester for other fabrics produced for other customers. Polyester is a synthetic polymer that is used in a variety of different products and is produced throughout the world.

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Cyclicability

The AcuFAB® products are basic commercial and consumer products which are not subject to major cyclical variations.

Competition

The business in which we plan to engage is highly competitive, and is composed of many companies which are well financed and have a performance history.

Facilities

The Company is sharing office space with EPIC and pays no rent. At this time the Company requires no warehousing or production facilities.

PLAN OF ORERATION

The Company's plan of operation for the next 12 months consists of the following:

1.	The Company will build its equity by reducing its capital debt with the offering. This will be accomplished within 30 days of the effective date of the offering.

2.	The Company's focus, for the next 12 months, will be on developing joint ventures with multiple individuals and enterprises that have the experience and contacts to sell the AcuFAB® insoles. We have made contact with several parties that have expressed an interest in a joint venture, but to date no agreement has been reached. When an agreement is reached, if at all, the first to agree should be within the next three months. No funds from the offering will be required in seeking or engaging in the joint ventures. The joint ventures are for the distribution and direct sales by them of the AcuFAB® insoles without the use of any offering funds.

3.	No funds from the offering are required for the purchase of the AcuFAB® products for the initial sales of insoles. EPIC has an inventory of fabric on hand and when required will purchase the fabric from the mill that produces the fabric. EPIC arranges for and pays for the production of the AcuFAB® insoles with independent contractors who will also inventory the products and ship the products on receipt of sales orders from EPIC. The Company will make a purchase order with EPIC for products for which the Company has received a purchase order from its customer. EPIC will then send a shipping order to the independent fulfillment center which will ship the order. At the same time as EPIC sends the shipping order to the independent fulfillment center, EPIC will send an invoice to the Company for the Company's purchase price of the product, and the Company will then make out and send an invoice to its customer. When the customer pays the Company's invoice the Company will pay EPIC's invoice.
4.	The Company plans to make direct sells, to promote its brand, to advertise and to market the AcuFAB® insoles will incur substantial costs. These activities will require at least $100,000 in cash from the offering or from the exercise of warrants. None of the described activities in this paragraph will start until the Company has the necessary funding to start, which is estimated to be in six to nine months from the effective date of the offering. To obtain $100,000 in cash the Company must sell at least 5,000 Units for cash. If they can not sale 5,000 Units for cash it will continue its efforts to seek independent sales representatives, distributors and OEM manufacturers of our insoles.

USE OF PROCEEDS

Based on a public offering price of $20.00 per Unit for the 50,000 Units, we will receive $1,000,000 in cash and/or non-cash consideration if the maximum number Units are sold and the sales are all made by our management and none by NASD broker dealers (who could receive a ten percent [10%] commission on sales made by them. The following table illustrates the allocation of proceeds from the offering if 10%, 25%, 50%, 75% and 100% of the maximum number of Units are sold:

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	ASSUMING
	Sales Of 5,000 Units	Sales Of 12,500 Units	Sales Of 25,000 Units	Sales Of 37,500 Units	Sales Of 59,000 Units
Total Offering	$100,000	$250,000	$500,000	$750,000	$1,000,000
Offering Expenses	50,000	50,000	50,000	50,000	50,000
Exchange for Indebtedness	-	-	-	500,000	500,000
Advertising & Marketing	45,000	225,000	425,000	175,000	425,000
General & Administrative	5,000	25,000	25,000	25,000	25,000
Total	$100,000	$250,000	$500,000	$750,000	$1,000,000

Funds received from the sale of Units will be used first to pay offering expenses, second Advertising/Marketing third General and Administrative costs, and last, exchange for indebtedness, unless indebtedness is paid with an exchange of Units.

The Company's indebtedness as of September 30, 2014, includes a contact payable in the amount of $500,000 issued by the Company to RX Healthcare dated March 31, 2015.

The Company will sell or exchange 25,000 Units ($500,000) to discharge $500,000 indebtedness. Pending application of cash proceeds as described above, the Company intends to invest the net cash proceeds of this offering in investment-grade, short-term securities according to Rule 15c2-4 as promulgated under the Exchange Act. No NASD member or any affiliated, associated, or related person will receive a commission on the net proceeds from the sale of the Units through repayment of or cancellation of indebtedness.

CAPITALIZATION

The following table sets forth the capitalization of the Company (i) as of March 31 2016; (ii) as adjusted to reflect the sale by the Company of a maximum 50,000 Units at an assumed public offering price of Twenty Dollars ($20.00) per Unit less the offering costs of $50,000, excluding the exercise of the Series A through Series D warrants that have not been exercised. This table should be read in conjunction with the Financial Statements and related notes thereto included elsewhere in this Offering Circular.

		ADJUSTED
	ACTUAL	50% Units Sold	75% Units Sold	100% Units Sold
Debt	500,000	500,000		-
Shareholders' Equity (deficit)
Shares of Common Stock issued & outstanding	5,000,000	7,500,000	8,750,000	10,000,000
Capital Account - Stated Value of $0.01 per share	5,000	7,500	8,750	10,000
Additional Paid-In Capital[1]	5,000	425,500	701,250	950,000
Accumulated Profit	10,000	10,000	10,000	10,000
Total Shareholders Equity	20,000	470,000	720,000	970,000
Total Capitalization	520,000	970,000	720,000	970,000

(1)The additional paid-in capital is calculated by deducting the value of Units sold less the Stated value of the Offering Shares issued + Beginning Paid-In Capital:

50% sold is 500,000 - 2,500 - 50,000 + 5,000 = 425,000

75% sold is 750,000 - 3,750 - 50,000 + 5,000 = 701,250

100% sold is 1,000,000 - 5,000 - 50,000 + 5,000 = 950,000

DILUTION

The net tangible book value of the Company on March 31, 2016, was $20,000, or ($0.004) per share of Common Stock (20,000/5,000,000=(0.004)) before the offering. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sales of the offering by the Company of the 25,000, 37,500 and 50,000 Units offered hereby at a public offering price of $20 per Unit or $0.20 per share, the pro forma net tangible book value after the offering, but before the exercise of all warrants for each of the assumed units sold would respectively be $420,000 or $0.056 per share (420,000//7,500,000 = 0.056), $670,000 or $0.0766 per share (670,000/8,750,000 - .0766), and $920,000 or $0.092 per share (920,000/10,000,000 = .092). This represents an immediate increase in net tangible book value respectively of $0.052 per share, $0.0726 per share, and $0.088 per share to existing stockholders and a decrease respectively of $0.144 per share, $0.1234 per share, and $0,108 pre share to the purchasers of the units.

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	OFFERING
	50% 25,000 Units	75% 38,500 Units	100% 50,000 Units
Assumed Initial Offering price per share after conversion	$0.20	$0.20	$0.20
Net tangible book value befdore offering	(0.004)	(0.004)	(0.004)
Pro forma net tangilbe book value after offering	0.056	0.0766	0.092
Increased book value per share attributaable to old investor	0.060	0.0777	0.096
Net tangible book value dilution to new investors	0.144	0.1234	0.108

The following table sets forth, on a pro forma basis as of December 31 2015, the number of shares of Common Stock purchased from the Company (it does not assume a conversion of the outstanding Series A through Series D Warrants to Common Stock), the total consideration and the average price per share paid by the existing holders of Common Stock, and the price to be paid by the new investors (assuming an initial public offering price of $.20 per Unit which is allocated to the share of common stock within the Unit before deducting the underwriting discounts and commissions and estimated offering expenses).

	Shares Purchased		Total Consideration Paid		Average Price
	Number	Precent	Amount	Percent	Per Share
Existing Sharehioders	5,000,000	66.67	10,000	1.96	$0.00
New Investors	2,500,000	13.33	500,000	98,04	0.20
Total	7,500,000	100	510,000	100

Existing Shareholders	500,000	57.14	10,000	1.32	0.00
New Investors	3,750,000	42.86	750,000	98.65	0.20
Total	8.750,000	100	760,000	100

Existing Shareholders	5,000,000	50	10,000.01		0.00
New Investors	5,000,000	50	1,000,000	99	0.20
Total	10,000,000	100	1,010,000	100

MANAGEMENT

The directors and executive officers of the Company are set forth below.

Name	Position
Ronald S. Tucker	Director, Chairman, Chief Eexecutive Officer, President and Chief Financial Officer

Leticia I. Tucker	Director, Secretary/Treasurer

Ronald S. Tucker, 77, since 2006 has been the Chief Executive Officer, Chief Financial Officer and Director, and founder of Company, and holds similar positions with EPIC Corporation (OTC:EPOR) formerly Tensleep Corporation (OTC: TENS) since 1997. Mr. Tucker was also the founder and former officer and director of Tensleep Technologies, Inc. (OTC:TNSP), which is now Commodore International, Inc. (OTC:CDRL), and RX Healthcare Systems, Ltd. Since 1990, to present, Mr. Tucker was the founder has been and now is the President and a director of R Tucker & Associates, Inc, a financial and corporate development consulting firm. Mr. Tucker is a graduate of the University of California at Los Angeles where he received a Bachelor of Science while majoring in finance and accounting. Mr. Tucker is also a graduate of the Loyola University School of Law. Mr. Tucker is the husband of Leticia I. Tucker and a member of the California and Texas Bar Associations.

Leticia I. Tucker, 73, since 2006 is a Director and is the Secretary/Treasurer of the Company and holds similar positions with EPIC Corporation since 1997 and RX Healthcare Systems, Inc. She is the wife of Ronald S. Tucker, and for more than ten years has provided accounting and financial services for various small businesses.

Each director serves for a term of one year and is subject to reelection at the annual meeting of shareholders.

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Compensation

Our two officers and directors, during each year, to conserve capital, have agreed to work for no compensation. At the end of each fiscal year the Board of Directors will review the financial results of the Company to determine whether to enter employment agreements with the officers and establish compensation for the directors for the following year.

Employment Agreements

The Company at this time has not entered into an employment agreement with any of the officers or directors. The management does not believe that an agreement will be entered into until after September of 2017.

Limitation of Liability and Indemnification

Our Bylaws provide that the Company will indemnify its Directors and officers to the fullest extent permitted by law against certain losses which may be incurred in connection with any proceeding which arises by reason of the fact that such person is or was an agent of the Company. The Company believes that indemnification under the Bylaws covers at least negligence and gross negligence by an indemnified party, and permits the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay those advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

In addition, our Articles of Incorporation provide that, pursuant to Colorado law, our Directors shall not be liable to the Company or its stockholders for monetary damages for and act or omission in the Director's capacity as a Director. This does not eliminate or limit the liability of a Director to the extent the Director is found liable for a breach of the Director's duty to loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, or a knowing violation of the law, for actions leading to improper personal benefit to the Director and for an act or omission for which the liability of the Director is explicitly provided by applicable statute. The provision also does not affect a Director's responsibilities under any other law, such as federal securities laws or state and federal environmental laws.

BENEFICIAL OWNERSHIP

As of December 31, 2015, we had 5,000,000 shares of its Common stock issued and outstanding. The following schedule tabulates holders of Common Stock of the Company by each person who holds of record or is known by Management of the Company to own beneficially more than five percent (5%) of the Common Stock outstanding before the Offering and estimated after the Offering from an expected exchange of Units in cancellation of debt and by all Officers and Directors of the Company Individually, and as a group. The Shareholders listed below have sole voting and investment power.

OWNERSHIP

Class	Name/Address	Amount Owned Before The Offering	Amount Owned Before The Offering[1]	Percent Of Class
Common	EPIC Corporation[1] - Parent Company 1623 Tradewinds Land Newport Beach, CA 92660	5,000,000	5,000,000	66.67%

Common	RX Healthcare Systems 107 E. 7th Street, Suite 43 Cheyenne, WY 82001[2] [3] [4]		2,500,000	33.33%

	Officers and Ddirectors as a group(2)	5,000,000	7,500,000	75.00%

	Total Issued and Outstanding	5,000,000	10,000,000	100%

1 Ronald S. and Leticia I. Tucker are officers and directors of EPIC Corporation and hold the power to vote its stock.

2 Ronald S. and Leticia I. Tucker are officers and directors of RX Healthcare Systems, Ltd., and hold the power to vote its stock.

3 Post the Offering a total of 2,500,000 will be issued and 10,000,000 Warrants to purchase 10 Million Shares of Common stock will be issued to RX Healthcare Systems, Ltd. A total of 25,000 Units are estimated to be issued to discharge $500,000 of indebtedness representing $500,000 for a one time license fee.

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4 After the Offering RX Healthcare Systems, as the beneficial owner, will hold 2,500,000 each of the Qualifying Series A - D Warrants for a total of 10,000,000.

DIRECTORS AND OFFICERS

Class	Name/Address	Amount Owned Before The Offering	Amount Owned Before The Offering[1]	Percent Of Class
Common	Ronald S. Tucker[1] 1623 Tradewinds Land Newport Beach, CA 92660	5,000,000	7,500,000	75%

Common	Leticia I. Tucker[1] 1623 Tradewinds Land Newport Beach, CA 92660	5,000,000	7,500,000	75%

	Officers and Ddirectors as a group(2)	5,000,000	7,500,000	75%

	Total Issued and Outstanding	5,000,000	10,000,000	100%

1 Ronald S. and Leticia Tucker before the Offering have indirect control of voting and disposition of 5,000,000 shares of common stock and indirect control of voting and disposition of 7,500,000 of owned by EPIC Corporation and RX Healthcare Systems, Ltd., respectively.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 150,000,000 authorized shares of common stock, with no par value per share ("Common Stock") and 10,000,000 authorized and unissued shares of preferred stock.

Common Stock

The holders of shares of Common Stock have no preemptive rights to maintain their respective percentage ownership interests in the Company or other subscription rights for other securities of the Company. Shares of Common Stock are not redeemable or subject to further calls or assessments. The holders of shares of Common Stock are entitled to share pro rata in dividends, if any, as may be declared by the Board of Directors of the Company. The dividends are to be paid out of funds legally available for that purpose. Dividend Policy is subject to the prior rights of holders of shares of Preferred Stock, if any, upon liquidation, dissolution and winding up of the Company, holders of shares of Common Stock are entitled to share ratably in the net assets available for distributions to such holders.

Holders of Common Stock are entitled to vote upon all matters submitted to a vote of the stockholders of the Company and shall be entitled to one vote per share held, except in the election of directors where the holder shall be entitled to one vote per share held times the number of directors to be elected. Generally, the vote of the majority of the shares represented at a meeting of the stockholders and entitled to vote is sufficient for actions that require a vote of the stockholders.

Preferred Stock

The Board of Directors is authorized, without any further action by the shareholders, to issue Preferred Stock from time to time in such series, in such a number of shares and with such dividend, redemption, liquidation, voting, conversion, sinking fund and other rights as the Board shall establish. None of the preferred shares have been authorized by the Board of Directors.

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Warrants

The Company is offering four series of warrants each consisting of 5,000,000 warrants. The four series include Series A, B, C and D warrants exercisable into one share of common stock. The exercise prices for the Series A through D Warrants, are $0.15, $0.20, $0.25, and $0.30 per share, respectively; and their expiration dates are respectively 24, 36, 48, and 60 months starting with the effective date of this offering. The total number of shares underlying the warrants are 5,000,000 shares for each series for a total of 20,000,000 shares. The warrants may be exercised for cash or the cashless exchange of the Company's common and/or preferred stock. The exchange rates of the common or preferred stock would be determined by the board of directors at the time of the exchange based on the market value of the common stock or the reasonable and fair value of the common stock as determined by the board of directors at the time of the exchange. The exercise of the warrants will dilute the existing shareholders of the company, and the exercise of warrant's with an exchange of the Company's common or preferred stock will result in further dilution of shareholders and fail to provide additional capital to the Company, The offering of the common stock underlying the warrants is a continuous offering.

The Transfer Agent and Registrar for the Common Stock will be Corporate Stock Transfer located at 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209. Its telephone number is (303) 282-4800.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, provided all the Units are sold, the Company will have outstanding 10,000,000 shares of its Common Stock, before the exercise of any warrants. All Common Stock Warrants offered hereby and the underlying 20,000,000 shares for the Series A through Series D Warrants will be freely transferable without further restriction or registration under federal securities law except for any securities bought by an "affilate" of the Company as that term is defined by Rule 144 as promulgated in the Securities Act of 1933, as amended (the "Act"). All restricted shares of Common Stock held by existing shareholders may not be sold without registration under the Act unless an exemption from registration is available, including an exemption contained in Rule 144. The offering of the common stock underlying the warrants is a continuous offering.

In general, the safe harbor provided under Rule 144, as currently in effect, depends on whether or not the issuer of the securities was for 90 days immediately before a sale of a restricted security, subject to the reporting requirements of section 13 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") ("Reporting Company"), and whether or not the person selling the securities is an affiliate of the issuer, or within the last 90 days was an affiliate, or sells the securities for the account of an affiliate, or sells for the account of a person who was an affiliate for 90 days immediately before the sale ("Affiliate").

If the issuer is a Reporting Company and the person selling restricted securities is not an Affiliate and is doing so for his own account shall not be considered an underwriter of those securities within the meaning of section 2(a)(11) of the Act ("Statutory Underwriter") if there is adequate current public information available with respect to the issuer of the securities3, and a minimum of six months has elapsed since the acquisition date and any resale of such securities by the acquirer or any subsequent holder of those securities4; however, Rule 144(c)(1) will not apply if the seller in not an Affiliate and a period of one year has elapsed since the acquisition from the issuer or an affiliate and the resale of the securities5.

If the issuer is not a Reporting Company and the person selling restricted securities is not an Affiliate and is doing so for his own account, he shall not be considered a Statutory Underwriter if a minimum of one year has elapsed since the date of the acquisition of the securities and the date of the resale of the securities6.

Whether or not the issuer is a Reporting Company, and affiliate or any person who was an affiliate at any time during the 90 days immediately before the sale of restricted securities, or person who sells restricted or any other securities for the account of an affiliate or for the account of a person who was an affiliate at any time during the 90 days immediately before the sale, shall be deemed not to be a Statutory Underwriter of those securities if7:

There is adequate current public information available about the issuer8;

If the issuer is a Reporting Company, a minimum of six months must elapse between the purchase date and the resale date by the acquirer or the subsequent holder of the securities9; or

3. See Rule 14(c)(1)

4. Rule 144(d)(1)(i)

5. Rule 144(b)(1)(i)

6. Rule 144(b)(1)(ii)

7. Rule 144(b)(2)

8. Rule 144(c)(1)

9. Rule 144(d)(1)(i)
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If the issuer is not a Reporting Company, a minimum of one year must elapse between the purchase date and the resale date10;

If the securities sold for the account of an Affiliate whether or not those securities are restricted, the amount of securities sold, together with all sales of securities of the same class for the preceding three months are not to exceed, in general, the greater of one percent of the shares outstanding, the average weekly reported volume of trading in such securities on all national securities exchanges during four calendar week before a notice of sale, order given to a broker or the date of execution with a market maker11;

The securities are sold through a brokers' transaction or a transaction directly with a market maker12;

The seller does not solicit or arrange for the solicitation of orders to buy the securities in anticipation of or in connection with such transaction, or make a payment in connection with the offer or sale of the securities to any person other than the broker or dealer who executes the order to sell the securities13;

The brokers' transaction does no more than execute the order or orders to sell as agent for the person whose account the securities are sold, only receives customary broker's commission, and neither solicits nor arranges for the solicitation of customers' orders to buy the securities in anticipation of or in connection with the transaction14; and

The seller must have a bona fide intention to sell the securities within a reasonable time after filing Form 144 concurrently with either the placing with a broker or an order to execute a sale with a market maker of a sale if the securities to be sold during any three months exceeds 5,000 shares or has an aggregate sale price more than $50,00015.

Before this offering, there has been no public market for any of the Company's securities and no assurance can be given that any such market will exist or develop upon completion of this offering or, if developed, will be maintained. The Company cannot predict the effect, if any, that sales of restricted securities or the availability of such securities for sale will have on any market prices prevailing from time to time for the Company's securities. Nevertheless, sales by existing security holders of substantial amounts of the Company's securities, including securities offered hereby, could adversely affect prevailing market prices for the Company's securities if and when a market exists or develops. None of the holders of any shares of Common Stock is entitled to any registration rights. See Plan of Distribution-Marketing Arrangements.

MARKET FOR COMMON STOCK

As of March 31, 2016, there were 29,160,000 outstanding shares of Common Stock.

There is no existing market for our common stock, and no assurance can be given that an established and liquid trading market for the common stock will develop.

The development of a public market that has the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither our officers nor any market maker has any control. Accordingly, there can be no assurance that an active or liquid trading market for the Common Stock will develop, or that if such a market develops, it will continue. To the extent permissible under applicable laws, the Company will use its best efforts to assist in the matching of persons who wish to purchase and sell the Company's Stock. There can be no assurance, however, that purchasers and sellers of our Stock can be readily matched and investors should, therefore, consider the potentially illiquid and long-term nature of the securities offered in the Offering. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price.

PLAN OF DISTRIBUTION

Offering of Units

The Offering will expire at 5:00 p.m. Denver, Colorado time, on December 31, 2016, (the "Expiration Date"). The Company reserves the right to terminate the Offering prior to the Expiration Date.

The minimum purchase amount in this offering is 100 Units. All purchases will be subject to such minimum and all other terms and conditions, including the right of the Company, in its sole discretion, to reject any subscriptions for Units in whole or in part.

10. Rule 144(d)(1)(ii)

11. Rule 144(e)(1)

12. Rule 144(f)(1)

13. Rule 144(f)(2)

14. Rule 144(g)

15. Rule 144(h)
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The Company's Board of Directors may issue all or part of the Units, in the exercise of its discretion, for non-cash consideration from independent third parties, officers, directors or affiliated parties. There is no limit on the amount of units that may be issued in exchange for non-cash consideration. Non-cash consideration is limited to include the cancellation of indebtedness for debts validly incurred, the license of or purchase of technology, products, brand names, synergistic products and for money loaned, advanced, or incurred on behalf of the Company. At the current time other than our current debt no other non-cash consideration has been identified. The acceptance of non-cash items will be evaluated by the Board of Directors on any basis which the board deems appropriate and fulfills their responsibilities as directors. The aggregate value of non-cash consideration will be established by bona fide sales of that consideration made within a reasonable time, or, without sales, on the fair value or reasonable value as determined by the board of directors as a prudent purchaser.

The extent that Units are sold for non-cash consideration the Company reduces the amount of funds it will receive to be used for paying for operational costs and for advertising and marketing of its products which will have a material effect on the Company's growth.

The impact on not receiving cash from the sale of Units in whole or in part will not impair the Company's ability to operate at its current development stage. The offering is to reduce debt and increase equity, provide funding with cash sales and the exercise of warrants and provide for the acquisition of technology and funding for joint ventures with third parties for the marketing and sales of the Company's products.

Officers of the Company will be available to answer questions about the Offering and may also hold informational meetings with interested persons. Such officers and directors will not be permitted to make statements about the Company unless such information is also set forth in the Offering Circular, nor will they render investment advice. All purchasers of the units offered hereby will be instructed to send payment directly to the Company. See Method of Payment for Subscriptions.

The Series A through D Warrants acquired in the Offering will be freely transferable, except as described in the section entitled "Shares Eligible For Future Sale." In addition, under National Association of Securities Dealers, Inc. ("NASD") guidelines, members of the NASD and their associates are subject to certain restrictions on transfer of securities purchased according to this Offering and to certain reporting requirements upon purchase of such securities. The warrants may be exercised for cash or the cashless exchange of the Company's common and/or preferred stock. The exchange rates of the common or preferred stock would be determined by the board of directors at the time of the exchange based on the market value of the common stock or the reasonable and fair value of the common stock as determined by the board of directors at the time of the exchange.The offering of the common stock underlying the warrants is a continuous offering.

The Units are being offered on a direct participation best efforts basis by the Company when, as and if issued. The Units are offered subject to: (1) prior sale, receipt and acceptance by the Company; (2) to withdrawal, cancellation or modification without notice; and (3) certain other conditions. The Certificates representing the Shares will be delivered by the Company's transfer agent. The Company reserves the right to reject orders in whole or in part. No escrow, trust or similar arrangement is being provided in the sale of these securities. The funds will be deposited to the Company's general account upon receipt. No funds will be returned to customers under any circumstances. The Company may agree to issue to persons who introduced potential investors a "finder's fee" in an amount up to 10% of the price of each Unit purchased by the investor. The Company has agreed to indemnify its directors, officers, employees and will agree to indemnify participating broker dealers against civil liabilities, including liabilities under the Securities Act of 1933 (the "Act"). The Company may sell Units to the officers, directors and affiliates of the Company.

If the Company makes any arrangements with a broker-dealer subsequent to qualification, the Company will file a post-qualification amendment to the offering statement identifying the broker-dealer, providing all necessary information, revising the offering circular, and filing the underwriting agreement or selected dealer agreement as an exhibit to the offering statement. In this regard, the broker-dealer would be acting as an underwriter within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Before the involvement of any broker-dealer in the offering, the broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Financing Department.

Marketing Arrangements

The Company may retain a selected broker-dealer registered with the SEC and a member of the NASD, to consult with and advise the Company and to assist in the distribution of shares in the Offering on a direct participation basis. The broker/dealer will have no obligation to take or to purchase any Common Stock. The broker/dealer will assist the Company in the Offering as follows: (1) in conducting informational meetings for subscribers and other potential purchasers: (2) in keeping records of all stock subscriptions: and (3) in organizing and staffing with agents in the Units Sales Center. For such services, the broker/dealer may be paid a financial advisory fee (which is included in the estimated costs and expenses) and will be paid a sales fee equal to 10% of the aggregate Purchase Price of the Units sold in the Offering, other than units purchased by the Company's directors, officers and employees and members of their immediate families. In the event the Company and a selected selling agent agree to employ a broker assisted marketing program, the selling agent shall receive commissions equal to 10% (9% of which shall be sales commission to the broker) of the aggregate Purchase Price of any units purchased in the Offering, other than units purchased by the Company's directors, officers and employees and members of their immediate families. Besides its sales commission, the selling agent may also receive a 2.5% non-accountable expense allowance (which, as mentioned previously, includes the financial advisory fee relating to the sale of the units hereby).

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Questions of prospective purchasers will be directed to officers and directors of the Company or the selling agent.

Unit Pricing and Number of Units to be Issued

Prior to this Offering, there has been no public market for the Company's Common Stock and therefore no public market price. The public offering price for the 50,000 Units will be $25 per unit as determined by the Company. Among the factors considered in determining the public offering price were certain financial and operating information of the Company, the future prospects of the Company and its industry in general and the price-earnings ratios, price-book value ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Company. The Company also considered the Company's desire to (i) conduct the Offering in a manner to achieve the widest distribution of the Units, and (ii) to promote liquidity in the Common Stock subsequent to the Offering.

Payment of Subscriptions

Subscribers must, before the Expiration Date, return an original stock order form and certification to the Company, properly completed, together with cash, checks or money orders in an amount equal to the Purchase Price multiplied by the number of units for which subscription is made. Subscriptions which are returned by mail must be received by the Company by the Expiration Date. The Company will immediately deposit all funds in its regular account. Subscriptions which are not received by the Expiration Date or are not in compliance with the order form instructions may be deemed void by the Company. The Company has the right to waive or permit correction of incomplete or improperly executed order forms before the Expiration Date, but does not represent that it will do so.

In addition to the foregoing, if a selected dealer arrangement is utilized, as described above, a subscriber may pay for his units with funds held by or deposited with a selected dealer. If a stock order form and certification are executed and forwarded to the selected dealer of if the selected dealer is authorized to execute the order form and certification on behalf of a subscriber, the selected dealer is required promptly to forward the order form, certification and funds to the Company on or before noon, Denver, Colorado time on the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for Units. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and certifications and forward them to their selected dealer or authorize the selected dealer to execute such forms. With the exception of "non-customer carrying broker-dealers," the selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and debit such customer's account on the fifth business day after the customer has confirmed his intent to purchase (the "debit date") and on or before noon, Denver, Colorado time, on the next business day following the debit date will promptly send the order forms, certifications and funds to the Company.

Market for Common stock

As of March 31, 2016, there were 5,000,000 outstanding shares of Common Stock.

There is no existing market for our Common Stock, and no assurance can be given that an established and liquid trading market for the Common Stock will develop.

The development of a public market that has the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither our officers nor any market maker has any control. Accordingly, there can be no assurance that an active or liquid trading market for the Common Stock will develop, or that if such a market develops, it will continue. To the extent permissible under applicable laws, the Company will use its best efforts to assist in the matching of persons who wish to purchase and sell the Company's Stock. There can be no assurance, however, that purchasers and sellers of our Stock can be readily matched and investors should, therefore, consider the potentially illiquid and long-term nature of the securities offered in the Offering. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price.

INTEREST OF OTHERS IN CERTAIN TRANSACTIONS

Outside of the initial issuance of 5,000,000 shares for $10,000 by EPIC Corporation there have been no other transactions in the Company's common stock.

17

On March 1, 2014, in a Memo of Agreement-Liquidation ("Memo") EPIC Health Plc, and pursuant to the Memo, Tensleep Trust through R Tucker & Associates, Inc., its Trustee and the Company entered into an Exclusive License Agreement on April 28, 2014 ("License"), where the Company would have the exclusive rights to distribute AcuFAB® and its products in North America to medical and healthcare market segments and this agreement provided for the License Agreement be considered executed as of October 1, 2013. The License gave the Company the exclusive right to sellAcuFAB® and AcuFAB® products to established medical and healthcare market segments.

The Company under the License had the right to purchase AcuFAB® products fabricated by EPIC, fabricate the AcuFAB® products from fabric purchased from EPIC, to distribute the AcuFAB® products to distributors, wholesalers and retailers, to sell the AcuFAB® products directly through established websites, and sublicense to third parties.

The Company in consideration for the license was to pay a one-time license fee of $1,000,000 in cash or it could pay the fee in all or part with registered securities. In addition the license provided for the payment of one half of any sub-license one-time license fee; and a royalty of 10% of Company's net sales of the AcuFAB® products. The one time license fee of $1,000,000, one half of any sublicense fee and the royalty were to be paid to EPIC Corporation. Tensleep Trust is a discretionary irrevocable trust and R Tucker & Associates is the Settlor became the Trustee when the original trustee was dissolved.

On March 31, 2015, the Company entered into an agreement with RX Healthcare Systems, Inc. ("RX Healthcare") to transfer the License to RX Healthcare in exchange for that company's assumption or the $1,000,000 license fee to EPIC and the payment of $20,000 by the issuance of 800 RX Healthcare Qualified Investment Units consisting of 80,000 shares of RX Healthcare common stock and 80,000 each of RX Healthcare's Series A, B, C and D Warrants.

On March 31, 2015, RX Healthcare issued an exclusive license to the Company for North America for the manufacture of insoles made with AcuFAB® which are used in shoes or outside of shoes and the other rights defined herein (all being referred to herein as the "Licensed Rights"). In exchange for the License Rights, the Company is to pay RX Healthcare $500,000 in cash or in qualified common stock. The obligation to be carried on the Company's books as a contract liability. In addition to the one time license fee, the Company is to pay RX Healthcare a Royalty of !0% on the net sales of insoles.

ADDITIONAL INVORMATION

We are not currently a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has filed with the Washington D. C. Office of the Securities and Exchange Commission (the "Commission") a Form 1-A under the Act, with respect to the securities offered hereby. This Offering Circular does not contain all the information set forth in the Offering Statement and the exhibits thereto. For further information concerning this offering and the Company, reference is made to such Offering Statement and related exhibits.

Statements made in this Offering Circular regarding the contents of any contract, agreement or other document filed as an exhibit to the Offering Statement are not necessarily complete, and reference is made to the respective exhibits for a more complete description of the matters involved. The Offering Statement and exhibits may be found and dowloaded on EDGAR.

SHAREHOLDERS REPORTS

The Company intends to furnish to its shareholders annual reports containing audited or un-audited financial statements examined and reported by the Company's independent certified public accountants, quarterly reports for the first three quarters of each fiscal year containing un-audited financial information and such other interim reports as it may from time to time deem appropriate.

STATEMENT OF CONDITION

The accompanying financial statements of the Company have been prepared by management for their use as of the date indicated and have not been audited or reviewed by an independent accountant. They have been prepared on a basis which management believes meets General Accepted Accounting Principles ("GAAP") and are reasonable.

18

EPIC MEDICOR CORPORATION

A Development Stage Company

FINANCIAL STATEMENTS

For Years Ending

September 30, 2015 and 2014

(Unaudited)

(From Inception December 25, 2010 to September 30, 2015)

19

EPIC MEDICOR CORPORATION

A Development Stage Company

BALANCE SHEET

As Of

September 30, 2015 and 2014

(Unaudited)

ASSETS

	2015	2014
CURRENT ASSETS
Cash	$ -	$ -
Total Current Assets	-	-

OTHER ASSETS
License	500,000	1,000,000
Investments	20,000	-
Total Other Assets	520,000	1,000,000

TOTAL ASSETS	$ 520,000	$ 1,000,000

LIABILITIES AND STOCKHOLDERS EQUITY

	2015	2014
CURRENT LIABILITIES
Contracts Payable	$ 500,000	$ 1,000,000
TOTAL LIABILITIES	500,000	1,000,000

SHAREHOLDERS EQUITY
Common Stock, $0.001 stated value, 150,000,000 Authorized, 5,000,000 shares issued and outstanding as of September 30, 2015 and 2014	5,000	5,000
Additional Paid In Capital	5,000	5,000
Accumulated Deficit from Inception (3/29/2006)	10,000	(10,000)>
TOTAL SHAREHOLDERS EQUITY	20,000	-

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$ 520,000	$ 1,000,000

See Accompanying Notes

20

EPIC MEDICOR CORPORATION

A Development Stage Company

STATEMENT OF OPERATIONS

For Years Ending

September 30, 2015 and 2014

From Inception 12/25/2010 to 9/30/2015

(Unaudited)

	2015	2014	From Inception
REVENUES
Product Sales	$ -	$ -	$ -
OPERATING EXPENSES
Organizational Expense	-	-	10.000

TOTAL OPERATING PROFIT (LOSS)	-	-	(10,000
OTHER INCOME (EXPENSES)
Gain (Loss) on Asset Sale	-	-	20,000
Total Other Incom/Expenses	-	-	20,000

NET PROFIT/LOSS	$ -	$ -	$ 10,000

See Accompanying Notes

21

EPIC MEDICOR CORPORATION

A Development Stage Company

STATEMENT OF STOCKHOLDERS EQUITY

From December 25, 2010 to September 30, 2015

(Unaudited)

	Date	Number of Common Shares	Consider- eration	Common Stock	Paid-in Capital	Accumulated Profit (Deficit	Total
Balance at 12/25/2010			$	$	$
Section 4(a)(2) Private Placement	Dec 27, 2010	5,000,000	Cash	10,000	-	-	10,000
Loss period ending 9/30/2014		-		-	-	(10,000)	(10,000)
Balance at 9/30/2014		5,000,000		5,000	5,000	(10,000)	-
Loss period ending 9/30/2015		-		-	-	20,000	20,000
Balance at 9/30/2015		5,000,000		$ 5,000	$ 5,000	$ 10,000	$ 20,000

See Accompanying Notes

22

EPIC MEDICOR CORPORATION

A Development Stage Company

STATEMENTS OF CASH FLOWS

As Of September 30, 2015 and 2014

From Inception 12/25/2010 to 9/30/2015

(Unaudited)

	2015		2014	From Inception
font-size: 10pt">CASH FLOW FROM OPERATING ACTIVITIES
Net Income (Loss):	$ 20,000		font-size: 10pt">$	$ 20,000
Adjustments to reconcile net loss to net cash provided:	font-size: 10pt">(20,000)		font-size: 10pt">-	font-size: 10pt">(20,000)
font-size: 15pt">Net cash provided (used) by operating activities	-		-	(10,000)

font-size: 10pt">CASH FLOWS FROM FINANCING ACTIVITIES		<
Common Stock			-	5,000
font-size: 10pt">Paid-in Capital	-		-	5,000
Net cash provided (used) by Financing Activities	-		-	10,000

NET INCREASE (DECREASE) IN CASH	-		-
CASH, beginning of year	font-size: 10pt">-		-	-
CASH, end of period	font style; font-size: 10pt">$ -		$ -	$ -

NON-CASH Transactions
License	$ 500,000		$ 1,000,000	$ 1,500,000
Contracts Payable	20,000		-	20,000
Investments	(500,000)		-	(1,500,000)

See Accompanying Notes

23

EPIC MEDICOR CORPORATION

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

(From Inception December 25, 2010, TO September 30, 2015)

(Unaudited)

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

EPIC MEDICOR CORPORATION, a Colorado corporation, incorporated in December 2010, is a development stage company that develops, fabricates, distributes, markets, and sells shoe insoles and orthotics.

Cash and Cash Equivalents

For the purposes of financial statement reporting, the Company considers all liquid investments with maturity of 3 months or less to be cash equivalents.

Property and Equipment, Depreciation and Amortization

Property and equipment obtained in the future through an exchange will be carried at the fair market value of the equipment on the date of acquisition. Property and equipment purchased will be carried at cost as of the date of purchase.

Depreciation and amortization are computed using the straight-line method over the assets expected useful lives. The useful lives of property and equipment for purposes of computing depreciation are:

Machinery & Equipment        3 years

Software                                  3 years

Repairs and maintenance are charged to operations when incurred. Costs of betterments, which materially extend the useful lives of the assets, are capitalized. Gains and losses from sales or disposition of assets are included in the statement of operation.

Organization Costs

Organization Costs are carried at the amount charged and are amortized over 5 years.

Fair Value of Financial Instruments

For the Company's financial instruments, the carrying value is considered to approximate the fair value. Cash and accounts payable are settled so close to the balance sheet date that fair value does not differ significantly from the stated amounts.

Income Taxes

Income taxes are recognized during the year in which transactions enter into the determination of consolidated financial statement income, with deferred taxes being provided for temporary differences between amounts of assets and liabilities for financial report purposes and such amounts as measured by tax laws.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

24

Adjustments

In the opinion of management the data reflects all adjustments necessary for a fair statement of results for the periods indicated. All adjustments are of a normal and recurring nature.

Revenue Recognitaion and Costs

The Company recognizes revenues when product is shipped or delivered and cost of products are recognized when received from the vendor.

NOTE 1: DEVELOPMENT STAGE COMPANY

The Company is a development stage company and acquires, distributes, markets and sells shoe insoles and orthotics.

NOTE 2: CAPITAL TRANSACTIONS

The Company was incorporated by EPIC Corporation, its parent company on December 25, 2010. The Company issued EPIC Corporation 5,000,000 shares of its common stock in exchange for $10,000 in cash pursuant to Section 4(2) under the Securities Act of 1933, as amended.

NOTE 3: QUALIFIED AND NON QUALIFIED STOCK OPTIONS

The Company in 2010 established a stock option plan pursuant to Section 422A of the Internal Revenue Code. The plan has yet to be defined other than the reserving of 2,000,000 shares of common stock for such a plan. No options were ever granted under this plan and there are no options currently issued and outstanding.

The Company has also adopted a non-incentive stock option plan. This plan grants options that can be exercised at a specified price. The Company has resolved that 2,000,000 shares of common stock be reserved for this plan. At this time no options have been granted.

NOTE 4: EXCLUSIVE LICENSE

On March 1, 2014, in a Memo of Agreement - Liquidation ("Memo") EPIC Health Plc, and pursuant to the Memo,Tensleep Trust through R Tucker & Associates, Inc., its Trustee and the Company entered into an Exclusive License Agreement on April 28, 2014 ("License"), where the Company would have the exclusive rights to distribute AcufAB® and its products in North America to medical and healthcare market segments and this agreement provided for the License Agreement be considered executed as of October 1, 2013. The License gave the Company the exclusive right to sell AcufAB® and AcufAB® products to established medical and healthcare market segments.

The Company under the License had the right to purchase AcufAB® products fabricated by EPIC, fabricate the AcufAB® products from fabric purchased from EPIC, to distribute the AcufAB® products to distributors, wholesalers and retailers, to sell the AcufAB® products directly through established websites, and sublicense to third parties.

Company in consideration for the license was to pay a one time license fee of $1,000,000 in cash or it could pay the fee in al The l or part with registered securities. In addition the license provided for the payment of one half of any sub-license one time license fee; and a royalty of 10% of Company's net sales of the AcufAB® products. The one time license fee of $1,000,000, one half of any sublicense fee and the royalty was to be paid to EPIC Corporation. Tensleep Trust is a discretionary irrevocable trust and R Tucker & Associates is the Settlor became the Trustee when the original trustee was dissolved.

On March 31, 2015, the Company entered into an agreement with RX Healthcare Systems, Inc. ("RX Healthcare") to transfer the License to RX Healthcare in exchange for that company's assumption or the $1,000,000 license fee to EPIC and the payment of $20,000 by the issuance of 800 RX Healthcare Qualified Investment Units consisting of 80,000 shares of RX Healthcare common stock and 80,000 each of RX Healthcare's Series A, B, C and D Warrants.

On March 31, 2015, RX Healthcare issued an exclusive license to the Company for North America for the manufacture of insoles made with AcuFAB which are use in shoes or outside of shoes and the other rights defined herein (all being referred to herein as the "License Right"). In exchange for the License Right the Company is to pay RX Healthcare $500,000 in cash or in qualified common stock. The obligation to be carried on the Company's books as a contract liability. In addition to the one time license fee, the Company is to pay RX Healthcare a Royalty of !0% on the net sales of insoles.

.
25

EPIC MEDICOR CORPORATION

A Development Stage Company

FINANCIAL STATEMENTS

For Six Months Ending

March 31, 2016

(Unaudited)

(From Inception December 25, 2010 to March 31, 2016)

26

EPIC MEDICOR CORPORATION

A Development Stage Company

BALANCE SHEET

As Of

March 31, 2016

(Unaudited)

ASSETS

2016
CURRENT ASSETS
Cash	$ -
Total Current Assets	-

OTHER ASSETS
License	500,000
Investments	20,000
Total Other Assets	520,000
TOTAL ASSETS	$ 520,000

LIABILITIES AND STOCKHOLDERS EQUITY

2016
CURRENT LIABILITIES
Contracts Payable	$ 500,000
TOTAL LIABILITIES	500,000
SHAREHOLDERS EQUITY
Common Stock, $0.001 stated value, 150,000,000 Authorized, 5,000,000 shares issued and outstanding as of September 30, 2015 and 2014	5,000
Additional Paid In Capital	5,000
Accumulated Deficit from Inception (3/29/2006)	10,000
TOTAL SHAREHOLDERS EQUITY	20,000

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$ 520,000>

See Accompanying Notes

27

EPIC MEDICOR CORPORATION

A Development Stage Company

STATEMENT OF OPERATIONS

For Six Months Ending

March 31, 2016

From Inception 12/25/2010 to 3/31/2016

(Unaudited)

	2016	From Inception
REVENUES
Product Sales	$ -	$ -

OPERATING EXPENSES
Organizational Expense	-	10.000

TOTAL OPERATING PROFIT (LOSS)	-	(10,000)

OTHER INCOME (EXPENSES)
Gain (Loss) on Asset Sale	-	20,000
Total Other Incom/Expenses	-	20,000

NET PROFIT/LOSS	$ -	$ 10,000

See Accompanying Notes

28

EPIC MEDICOR CORPORATION

A Development Stage Company

STATEMENT OF STOCKHOLDERS EQUITY

From December 25, 2010 to March 31, 2016

(Unaudited)

	Date	Number of Common Shares	Consider- eration	Common Stock	Paid-in Capital	Accumulated Profit (Deficit	Total
Balance at 12/25/2010				$	$	$	$
Section 4(a)(2) Private Placement	Dec 27,2010	5,000,000	Cash	10,000	-	-	10,000
Loss period ending 9/30/2014		-		-	-	(10,000)	(10,000)
Balance at 9/30/2014		5,000,000		5,000	5,000	(10,000)	-
Loss period ending 9/30/2015		-		-	-	20,000	20,000
Balance at 9/30/2015		5,000,000		$ 5,000	$ 5,000	$ 10,000	$ 20,000
Results period ending 3/31/2016		-		-	-	-	-
Balance at 3/31/2016		5,000,000		$ 5,000	$ 5,000	$ 10,000	$ 20,000

See Accompanying Notes

29

EPIC MEDICOR CORPORATION

A Development Stage Company

STATEMENTS OF CASH FLOWS

As Of March 31, 2016

From Inception 12/25/2010 to 3/31/2016

(Unaudited)

		2016		From Inception
CASH FLOW FROM OPERATING ACTIVITIES
Net Income (Loss):		$ -		$ 10,000
Adjustments to reconcile net loss to net cash provided:		-		(20,000)
Net cash provided (used) by operating activities		-	>	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock		-		5,000
Paid-in Capital		-		5,000
Net cash provided (used) by Financing Activities	-	-		10,000

NET INCREASE (DECREASE) IN CASH		-		-
CASH, beginning of year		-		-
CASH, end of period		$ -		$ -

NON-CASH Transactions
License		$ -		$ 1,500,000
Contracts Payable		-		20,000
Investments		-		(1,500,000)

See Accompanying Notes

30

EPIC MEDICOR CORPORATION

A Development Stage Company

NOTES TO FINANCIAL STATEMENTS

From Inception December 25, 2010, TO March 31, 2016

(Unaudited)

ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

EPIC MEDICOR CORPORATION, a Colorado corporation, incorporated in December 2010, is a development stage company that develops, fabricates, distributes, markets, and sells shoe insoles and orthotics.

Cash and Cash Equivalents

For the purposes of financial statement reporting, the Company considers all liquid investments with maturity of 3 months or less to be cash equivalents.

Property and Equipment, Depreciation and Amortization

Property and equipment obtained in the future through an exchange will be carried at the fair market value of the equipment on the date of acquisition. Property and equipment purchased will be carried at cost as of the date of purchase.

Depreciation and amortization are computed using the straight-line method over the assets expected useful lives. The useful lives of property and equipment for purposes of computing depreciation are:

Machinery & Equipment        3 years

Software                                  3 years

Repairs and maintenance are charged to operations when incurred. Costs of betterments, which materially extend the useful lives of the assets, are capitalized. Gains and losses from sales or disposition of assets are included in the statement of operation.

Organization Costs

Organization Costs are carried at the amount charged and are amortized over 5 years.

Fair Value of Financial Instruments

For the Company's financial instruments, the carrying value is considered to approximate the fair value. Cash and accounts payable are settled so close to the balance sheet date that fair value does not differ significantly from the stated amounts.

Income Taxes

Income taxes are recognized during the year in which transactions enter into the determination of consolidated financial statement income, with deferred taxes being provided for temporary differences between amounts of assets and liabilities for financial report purposes and such amounts as measured by tax laws.

Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

31

Adjustments

In the opinion of management the data reflects all adjustments necessary for a fair statement of results for the periods indicated. All adjustments are of a normal and recurring nature.

Revenue Recognitaion and Costs

The Company recognizes revenues when product is shipped or delivered and cost of products are recognized when received from the vendor.

NOTE 1: DEVELOPMENT STAGE COMPANY

The Company is a development stage company and acquires, distributes, markets and sells shoe insoles and orthotics.

NOTE 2: CAPITAL TRANSACTIONS

The Company was incorporated by EPIC Corporation, its parent company on December 25, 2010. The Company issued EPIC Corporation 5,000,000 shares of its common stock in exchange for $10,000 in cash pursuant to Section 4(2) under the Securities Act of 1933, as amended.

NOTE 3: QUALIFIED AND NON QUALIFIED STOCK OPTIONS

The Company in 2010 established a stock option plan pursuant to Section 422A of the Internal Revenue Code. The plan has yet to be defined other than the reserving of 2,000,000 shares of common stock for such a plan. No options were ever granted under this plan and there are no options currently issued and outstanding.

The Company has also adopted a non-incentive stock option plan. This plan grants options that can be exercised at a specified price. The Company has resolved that 2,000,000 shares of common stock be reserved for this plan. At this time no options have been granted.

NOTE 4: EXCLUSIVE LICENSE

On March 1, 2014, in a Memo of Agreement - Liquidation ("Memo") EPIC Health Plc, and pursuant to the Memo,Tensleep Trust through R Tucker & Associates, Inc., its Trustee and the Company entered into an Exclusive License Agreement on April 28, 2014 ("License"), where the Company would have the exclusive rights to distribute AcufAB® and its products in North America to medical and healthcare market segments and this agreement provided for the License Agreement be considered executed as of October 1, 2013. The License gave the Company the exclusive right to sell AcufAB® and AcufAB® products to established medical and healthcare market segments.

The Company under the License had the right to purchase AcufAB® products fabricated by EPIC, fabricate the AcufAB® products from fabric purchased from EPIC, to distribute the AcufAB® products to distributors, wholesalers and retailers, to sell the AcufAB® products directly through established websites, and sublicense to third parties.

Company in consideration for the license was to pay a one time license fee of $1,000,000 in cash or it could pay the fee in al The l or part with registered securities. In addition the license provided for the payment of one half of any sub-license one time license fee; and a royalty of 10% of Company's net sales of the AcufAB® products. The one time license fee of $1,000,000, one half of any sublicense fee and the royalty was to be paid to EPIC Corporation. Tensleep Trust is a discretionary irrevocable trust and R Tucker & Associates is the Settlor became the Trustee when the original trustee was dissolved.

On March 31, 2015, the Company entered into an agreement with RX Healthcare Systems, Inc. ("RX Healthcare") to transfer the License to RX Healthcare in exchange for that company's assumption or the $1,000,000 license fee to EPIC and the payment of $20,000 by the issuance of 800 RX Healthcare Qualified Investment Units consisting of 80,000 shares of RX Healthcare common stock and 80,000 each of RX Healthcare's Series A, B, C and D Warrants.

On March 31, 2015, RX Healthcare issued an exclusive license to the Company for North America for the manufacture of insoles made with AcuFAB which are use in shoes or outside of shoes and the other rights defined herein (all being referred to herein as the "Licensed Rights." In exchange for the License Right the Company is to pay RX Healthcare $500,000 in cash or in qualified common stock. The obligation to be carried on the Company's books as a contract liability. In addition to the one time license fee, the Company is to pay RX Healthcare a Royalty of !0% on the net sales of insoles.

32

PART III

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
(1)	Underwriting Agreement	Not Appllicable

(2)	Charter and By-laws

(a) Articles Of Incorporation
(a)(1) Articles filed December 25, 2010 - Somnus**
(a)(2) Amended Articles Name Change - Tensleep RX Corp 3/14/2011**
(a)(3) Amended Articles Name Change - Tensleep Global Corp 1/05/2012**
(a)(4) Amended Articles Name Change - EPIC Medicor Corporation**
(b) By-laws - Dated December 27, 2010 revised to EPIC Medicor Corporation**

(3)	Instruments Defining the Rights of Security-Holders	Not Applicable

(4)	Form of Subscription Agreement**

(5)	Voting Trust Agreement	Not Applicable

(6)	Material Contracts
(a) License Agreement - RX Healthcare & EPIC Medicor - March 15, 2015**
(b) Warrant Agreement for Series A Warrants - April 11, 2016**
(c) Warrant Agreement for Series B Warrants - April 11, 2016**
(d) Warrant Agreement for Series C Warrants - April 11, 2016**
(e) Warrant Agreement for Series D Warrants - April 11, 2016**
(f) Stock Option Plan - Dated December 27, 2010**

(7)	Plan of Acquisition, Reorganization, Arrangement, Liquidation, or Succession.	Not Applicable

(8)	Escrow Agreements	Not Applicable

(9)	Letter re change of certifying accountant	Not Applicable

(10)	Power of Attorney	Not Applicable

(11)	Consent	Not Applicable
	(a) Experts	Not Applicable
	(b) Underwriters	Not Applicable
	(c) Others	Not Applicable

(12)	Opinion re Legality - Ronald S. Tucker*

(13)	"Test the Water" Materials	Not Applicable

(14)	Appointment of Agent For Service of Process	Not Applicable

(15)	Additional Exhibits	Not Applicable

* File Herewith
** Filed with previous filing
33

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on June 13, 2016.

EPIC Corporation

By: /s/Ronald S. Tucker Ronald S. Tucker	CEO, CFO, CAO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Ronald S. Tucker Ronald S. Tucker	Chief Executive Officer, and Chief Financial Officer, Director	June 13, 2016

/s/ Leticia I. Tucker Leticia I. Tucker	Secretray/Treasurer and Director	June 13, 2016

Page 34